Exhibit 15.2
[Appleby Letterhead]
Hurray! Holding Co., Ltd.
15/F, Tower B, Gateway Plaza
No. 18 Xia Guang Li, North Road
East Third Ring Chaoyang District
Beijing, 100027
People’s Republic of China
June 25, 2009
Dear Sirs:
We hereby consent to the reference to our firm under the heading “Enforcement of Civil Liabilities” in the annual report on Form 20-F for the fiscal year ended December 31, 2008 of HURRAY! HOLDING CO., LTD. (the “Company”) to be filed with the Securities and Exchange Commission in the month of June 2009.
Yours faithfully,
/s/ Appleby
Appleby